UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2005

ActivCard Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	45-0485038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 1.01	Entry Into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02.	Unregistered Sales of Equity Securities

Item 5.02.	Departure or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 5, 2005, ActivCard Corp. (“ActivCard”) completed its previously announced acquisition of the outstanding capital stock of Protocom Development Systems Pty Ltd (“Protocom”), a privately held Australian-based company, pursuant to a stock purchase agreement (the “Agreement”). Following the transaction, Protocom became a wholly owned subsidiary of ActivCard. Pursuant to the Agreement, ActivCard paid initial consideration of $21.0 million and issued 1,650,000 shares of common stock (the “Initial Shares”). ActivCard will be required to issue up to an additional 2,100,000 shares of common stock (the “Earn-Out Shares”) pursuant to the Agreement based upon Protocom’s revenues during the one-year period ending June 30, 2006, with a revenue target of $18.7 million. A total of 15% of the initial cash and stock consideration paid under the Agreement will be held in escrow for one year from closing to satisfy post-closing indemnification claims.

The Initial Shares and Earn-Out Shares will be issued pursuant to a private placement exemption under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Concurrently with the closing of the acquisition, ActivCard entered into an employment agreement with Jason Hart, pursuant to which Mr. Hart became ActivCard’s Senior Vice President, Sales and Marketing. The employment agreement provides for an annual base salary of $200,000 and cash bonus to be paid upon the achievement of certain performance milestones. A copy of the Agreement is attached hereto as Exhibit 10.1. Mr. Hart was also elected to the Board of Directors of ActivCard as of August 5, 2005, replacing a vacancy created with the resignation of Yves Audebert from the Board of Directors, which was effective as of August 5, 2005.

ActivCard and Mr. Hart entered into an agreement, pursuant to which ActivCard withheld payment of $740,318 of initial cash consideration payable to Mr. Hart in connection with the acquisition to guarantee the collection of certain accounts receivable and firm contract wins as set forth in the Agreement.

ActivCard issued a press release on August 8, 2005 announcing completion of the acquisition of Protocom. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2005, the Company issued a press release announcing its results of operations for the nine months ended June 30, 2005. A copy of this press release is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated August 5, 2005, by and between ActivCard Corp. and Jason Hart

99.1	Press Release, dated August 8, 2005

99.2	Press Release, dated August 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivCard Corp.
(Registrant)

Date: August 9, 2005	/s/ Ragu Bhargava
Ragu Bhargava Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated August 5, 2005, by and between ActivCard Corp. and Jason Hart

99.1	Press Release, dated August 8, 2005

99.2	Press Release, dated August 9, 2005